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                                  EXHIBIT 10.2

                               Advisory Agreement
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                               ADVISORY AGREEMENT


         ADVISORY AGREEMENT made as of October 14, 1994 between Inland Monthly Income Fund III, Inc., a Maryland corporation (the "Company"), and Inland Real Estate Advisory Services, Inc., an Illinois corporation (the "Advisor").


                              W I T N E S S E T H:

         WHEREAS, the Company intends to qualify as a "real estate investment trust" (a "REIT") as defined in Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and to make investments of the type permitted to qualified REITs under said Code and not inconsistent with the Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), and the Bylaws of the Company, as amended; and

         WHEREAS, the Company desires to avail itself of the experience, sources of information, advice and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Directors of the Company (the "Board of Directors"), as provided herein; and

         WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

         1. Definitions. As used herein, the following terms shall have the meanings set forth below:

                 (a) "Acquisition Expenses" shall mean expenses related to the Company's selection, evaluation and acquisition of, and investment in, properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, non-refundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, and personnel and miscellaneous expenses related to the selection and acquisition of properties.

                 (b) "Advisor Asset Management Fee" means an amount equal to 1% of the Average Invested Assets.



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                 (c)      "Affiliate" shall mean:  (i) any Person directly or
         indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person;
         (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

                 (d) "Affiliated Directors" means those Directors affiliated with the Company or its Affiliates.

                 (e) "Average Invested Assets" shall mean, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

                 (f) "Book Value" of an asset shall mean the value of such asset on the books of the Company, before allowance for depreciation or amortization.

                 (g) "Company Fixed Assets" shall mean the real estate, together with the buildings, leasehold interests, improvements, equipment, furniture, fixtures and personal property associated therewith, used by the Company in the conduct of its business.

                 (h) "Competitive Real Estate Commission" means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

                 (i) "Contract Price for the Property" shall mean the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Expenses.

                 (j) "Cumulative Return" shall mean a cumulative, non-compounded return equal to 8% per annum on Invested Capital commencing upon acceptance of the investor's subscription.

                 (k) "Current Return" shall mean a non-cumulative, non-compounded return equal to 8% per annum on Invested Capital.





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                 (l)      "Fiscal Year" shall mean any period for which any
         income tax return is submitted by the Company to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

                 (m) "Gross Dollars Invested in Properties" shall mean the amount actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Company.

                 (n) "Gross Offering Proceeds" shall mean the total proceeds from the sale of Shares during the initial public offering period (and from sales of Shares under the Distribution Reinvestment Program during such period) before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares, including those for which volume discounts apply, shall be deemed to be $10 per Share, except for Shares purchased under the Distribution Reinvestment Program in which case the purchase price for such Shares shall be $9.05 per Share.

                 (o) "Gross Revenues From Properties" shall mean all cash receipts derived from the operation of Company Fixed Assets.

                 (p) "Incentive Advisory Fee" means an amount equal to 15% of the net proceeds from the sale of a property after the Stockholders have first received: (i) their Cumulative Return; and (ii) a return of their Invested Capital.

                 (q) "Independent Directors" shall mean the Directors who are: (i) not affiliated, directly or indirectly, with the Company or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Advisor or its Affiliates; (ii) do not serve as a director for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Advisor or the Company. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds five percent of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

                 (r) "Invested Capital" shall mean the original issue price of the Shares reduced by prior distributions from the sale or financing of Company Fixed Assets.





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                 (s)      "Management Agent" means an entity which provides
         property management services to the Company. Initially, the Management Agent shall be Inland Commercial Property Management, Inc., an Affiliate of the Advisor, or anyone which succeeds it in such capacity.

                 (t) "Net Income" shall mean, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

                 (u) "Offering" shall mean the offering of Shares of the Company pursuant to this Prospectus.

                 (v) "Organization and Offering Expenses" shall mean those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees.

                 (w) "Property Disposition Fee" means a real estate disposition fee, payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's property in an amount equal to the lesser of: (i) 3% of the contracted for sales price of the property; or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such property.

                 (x) "Property Management Fee" shall mean any fee paid to an Affiliate or third party ad compensation for management of the Company's properties. The Property Management Fee shall be a percentage of the aggregate gross revenues from the properties, not to exceed 5.0% if paid to a third party or 4.5% if paid to an Affiliate of the Advisor.

                 (y) "Person" shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

                 (z) "Prospectus" shall mean the final prospectus of the Company in connection with the initial registration of Shares filed with the Securities and Exchange Commission on Form S-11, as amended.





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                 (aa)     "Real Property" shall mean improved and unimproved
         land, improvements, furniture and fixtures located on or used in connection with, land and any interest in any of the foregoing, including an interest in air and subterranean or mineral rights.

                 (bb) "Shares" shall mean the common stock, par value $0.01 per share, of the Company.

                 (cc)     "Stockholders" shall mean holders of shares of Common
         Stock.

                 (dd) "Total Operating Expenses" shall mean the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

                          (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares;
                          (ii)    interest payments;
                          (iii)   taxes;
                          (iv)    non-cash expenditures such as depreciation,
                                  amortization and bad debt reserves;
                          (v)     incentive fees payable to the Advisor; and
                          (vi)    Acquisition Expenses, real estate
                                  commissions on resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

         2. Duties of Advisor. The Advisor shall consult with the Company and shall, at the request of the Board of Directors or the officers of the Company, furnish advice and recommendations with respect to all aspects of the business and affairs of the Company. In general, the Advisor shall inform the Board of Directors of factors which come to its attention which would influence the policies of the Company. Subject to the supervision of the Board of Directors and consistent with the provisions of the Articles of Incorporation, the Advisor shall use its best efforts to:

                 (a) Present to the Company a continuing and suitable investment program and opportunities to make investments consistent with the investment policies of the Company and the investment program adopted by the Board of





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         Directors and in effect at the time and furnish the Company with advice with respect to the making, acquisition, holding and disposition of investments and commitments therefor. The Advisor is also obligated to provide the Company with the first opportunity to purchase any Neighborhood Retail Center (as such term is defined in the Prospectus) placed under contract by the Advisor or its Affiliates, provided the Company can close the purchase of such property within 60 days. In addition, the Company shall have the right to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract or about to be placed under contract by the Advisor or its Affiliates, provided that: (1) the Company has funds available to make the purchase; (2) the Board of Directors votes to make the purchase within five days of being offered such property by the Advisor; (3) the property meets the Company's acquisition criteria; and (4) in the event that more than one real estate program sponsored by the Advisor or its Affiliates has funds available to make the purchase, such property will first be offered to the program which has had funds available for the longest period of time;

                 (b) Manage the Company's day-to-day investment operations to effect the investment program adopted by the Board of Directors and perform or supervise the performance of such other administrative functions necessary in connection with the management of the Company as may be agreed upon by the Advisor and the Company;

                 (c) Serve as the Company's investment advisor in connection with policy decisions to be made by the Board of Directors and, as requested, furnish reports to the Board of Directors and provide research, economic and statistical data in connection with the Company's investments and investment policies;

                 (d) On behalf of the Company, investigate, select and conduct relations with lenders, consultants, accountants, brokers, property managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and developers, sellers and buyers of investments and persons acting in any other capacity specified by the Company from time to time, and enter into contracts with, retain and supervise services performed by such parties in connection with investments which have been or may be acquired or disposed of by the Company;

                 (e) Perform, or cause to be performed by another party (the "Management Agent") which may be an Affiliate of the Advisor, such property management services and other activities relating to the Company's assets as the Advisor shall deem appropriate in the particular circumstances, subject to the requirement that the Advisor or the Management Agent, as the case may be, qualifies as an "independent contractor" as that phrase is used in connection with applicable laws, rules and regulations affecting REITs that own Real Property;





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                 (f)      Upon request of the Company act, or obtain the
         services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, disbursing and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;

                 (g) Assist in negotiations on behalf of the Company with investment banking firms and other institutions or investors for public or private sales of securities of the Company or for other financing on behalf of the Company, but in no event in such a way that the Advisor shall be acting as a broker, dealer or underwriter of securities of the Company;

                 (h) Maintain, with respect to any Real Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;

                 (i) Upon request of the Board of Directors, invest and reinvest any money of the Company;

                 (j) Supervise the preparation and filing and distribution of returns and reports to governmental agencies and to investors and act on behalf of the Company in connection with investor relations;

                 (k) Provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;

                 (l) Advise the Company of the operating results of the Company properties, to cause the Manager to prepare on a timely basis, and to review, for such properties, operating budgets, maintenance and improvement schedules, one, three and five year projections of operating results and such other reports as may be appropriate;

                 (m) As requested by the Company, make reports to the Company of its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the Company;

                 (n) Prepare on behalf of the Company all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies;

                 (o) Undertake and perform all services or other activities necessary and proper to carry out the investment objectives of the Company; and





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                 (p)      Undertake communications with Stockholders in
         accordance with applicable law and the Articles of Incorporation,

provided, however, that Affiliates of the Advisor have no obligations to the Company other than as expressly stated herein, and the Advisor and its Affiliates have no obligations to present to the Company any specific investment opportunity except as described in the Prospectus.

         3. No Partnership or Joint Venture. The Company and the Advisor are not, and shall not be deemed to be, partners or joint venturers with each other.

         4. Records. The Advisor shall maintain appropriate books of account and records relating to services performed hereunder, which shall be accessible for inspection by the Company at any time during ordinary business hours.

         5. REIT Qualifications. Notwithstanding any other provision of this Agreement to the contrary, the Advisor shall refrain from any action which, in its reasonable judgment or in any judgment of the Board of Directors of which the Advisor has written notice, would adversely affect the qualification of the Company as a REIT under the Code or which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or its securities, or which would otherwise not be permitted by the Articles of Incorporation. If any such action is ordered by the Board of Directors, the Advisor shall promptly notify the Board of Directors of the Advisor's judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Articles of Incorporation and shall refrain from taking such action pending further clarification or instruction from the Board of Directors.

         6. Bank Accounts. At the direction of the Board of Directors, the Advisor may establish and maintain bank accounts in the name of the Company, and may collect and deposit into and disburse from such accounts any money on behalf of the Company, under such terms and conditions as the Board of Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor. The Advisor shall from time to time, as the Company may require, render appropriate accounting of such collections, deposits and disbursements to the Board of Directors and to the auditors of the Company.

         7. Fidelity Bond. The Advisor shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

         8. Information Furnished Advisor. The Board of Directors will keep the Advisor informed in writing concerning the investment and financing policies of the Company. The Board of Directors shall notify the Advisor promptly in writing of its intention to make any investments or to sell or dispose of any existing investments. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report





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prepared by independent certified public accountants, and such other information with regard to its affairs as the Advisor may reasonably request.

         9. Compensation. The Advisor and its Affiliates shall be paid for services rendered by the Advisor under this Agreement as follows:

                 (a) Acquisition Expenses in an amount estimated to be 0.5% of the Gross Offering Proceeds in connection with the expenses attendant to a property acquisition;

                 (b) An Advisor Asset Management Fee of not more than 1% of the Average Invested Assets. This fee will be payable quarterly in an amount equal to one-fourth of 1% of the Average Invested Assets of the Company, as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the Advisor may be required to reimburse the Company certain sums as described in
         Section 14;

                 (c) Reimbursement for the cost to the Advisor and its Affiliates for: (i) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and (ii) administrative services related thereto. "Administrative Services" include only ministerial services such as typing, recordkeeping, preparation and dissemination of Company reports, preparation and maintenance of records regarding Stockholders, recordkeeping and administration of the Distribution Reinvestment Program, preparation and dissemination of responses to Stockholder inquiries and other communications with Stockholders and any other recordkeeping required for Company purposes. Such reimbursements are subject to limitations imposed by Sections 10(b) and (c) hereof;

                 (d) An Incentive Advisory Fee equal to 15% of the remaining proceeds from the sale of Real Properties after the Stockholders have first received: (i) their Cumulative Return; and
         (ii) the return of their Invested Capital. At such time as this Agreement is terminated due to the listing for trading of the Shares on a national exchange or market, the Incentive Advisory Fee shall also terminate. The Advisor and the Management Agent may be merged into the Company at the time of listing and may receive Shares in the Company, in an amount which would be determined at that time, based upon the value of all fees given up or waived by the Advisor and Management Agent through the merger; and

                 (e) A Property Disposition Fee, payable upon the sale of a Real Property, equal to the lesser of: (i) 3% of the contracted for sales price of the Real Property; or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such property ("Competitive Real Estate Commission"). The amount paid, when added to the





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         sums paid to unaffiliated parties, shall not exceed the lesser of the
         Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the sale of the Real Property.

         10.     Compensation for Additional Services, Certain Limitations.

                 (a) If the Company shall request the Advisor or its Affiliates to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time in accordance with this Section. The rate of compensation for such services shall be approved by a majority of the Board of Directors, including a majority of the Independent Directors.

                 (b) In extraordinary circumstances fully justified to the official or agency administering the state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (i) the goods or services must be necessary to the prudent operation of the Company;
         (ii) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or (iii) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. In addition, any such payment will be subject to the further limitation described in paragraph (c) below. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

                 (c) No reimbursement will be permitted to the Advisor or its Affiliates under Section 9(d)(ii) above for items such as rent, depreciation, utilities, capital equipment and other administrative items and the salaries, fringe benefits, travel expenses and other administrative items of any controlling persons of the Advisor,





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         its Affiliates or any other supervisory personnel except in those instances in which the Company believes it to be in the best interest of the Company that the Advisor or its Affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default or terminated. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons, for purposes of this section, include, but are not limited to those entities or individuals holding 5% or more of the stock of the Advisor or a person having the power to direct or cause the direction of the Advisor, whether through ownership of voting securities, by contract or otherwise, and any person, irrespective of his or her title, who performs functions for the Advisor similar to those of: (a) chairman or member of the board of directors; or (b) president or executive vice-president.

         Notwithstanding the foregoing, and subject to the approval of the Board of Directors, the Company may reimburse the Advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. The Advisor believes that the employees of the Advisor, its Affiliates and controlling persons who perform services for the Company for which reimbursement is allowed pursuant to
Section 10(b)(iii), have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

         The Advisor and its Affiliates may not be reimbursed by the Company for their overhead, nor can overhead costs or expenses of the Advisor or its Affiliates be allocated to or paid by the Company. The foregoing reimbursements of expenses, as limited by this Agreement, will be made regardless of whether any cash distributions are made to the Stockholders.

         11. Statements. The Advisor shall furnish to the Company not later than the tenth day of each calendar quarter, beginning with the second calendar quarter of the term of this Agreement, a statement showing the computation of any advisor asset management fee payable to it during such quarter under Section 9 hereof. The Advisor shall furnish to the Company not later than the 30th day following the end of each Fiscal Year, a statement showing a computation of: (i) the Incentive Advisory Fee, if any, payable in respect of such Fiscal Year under Section 9 hereof; and (ii) the fees or other compensation payable to the Advisor or an Affiliate of the Advisor with respect to such Fiscal Year under Sections 9 and 10 hereof. The final settlement of compensation payable under Sections 9 and 10 hereof for each Fiscal Year shall be subject to adjustments in accordance with, and upon completion of, the annual audit of the Company's financial statements.

         12. Merger of Advisor and Management Agent. If the Advisor and the Management Agent merge into the Company at the time of the listing for trading of the





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Shares on a national exchange or market, the Advisor and Management Agent will receive, in exchange for terminating this Agreement and the giving up or waiving of their fees then earned but not paid, Shares in an amount equal to the value of the fees given up or waived as determined by the Independent Directors, who may rely on the valuation prepared by either representatives of the Company or independent third parties. The Company shall not terminate this Agreement for the purpose of avoiding such a merger in anticipation of the listing of the Shares on a national exchange or market.

         13. Expenses of the Company. The Company shall pay all of its expenses and shall reimburse the Advisor for its expenses as provided in Sections 9 and 10 hereof and, without limiting the generality of the foregoing, it is agreed that the following expenses of the Company shall be paid by the
Company:

                 (a) To the extent the Advisor is not expressly required to pay such expenses pursuant to this Agreement, salaries and other employment expenses of the personnel employed by the Company, directors' fees and expenses incurred in attending directors' meetings, travel and other expenses incurred by directors, officers and employees of the Company and the cost of directors' liability insurance;

                 (b)      The cost of borrowed money;

                 (c)      All taxes applicable to the Company;

                 (d) Legal, accounting, auditing, underwriting, brokerage, listing, registration and other expenses and taxes incurred in connection with the organization or termination of the Company, the issuance, distribution, transfer, registration and stock exchange or quotation system listing of the Company's securities;

                 (e) Fees and expenses paid to advisors, independent contractors and Affiliates of the Advisor (including a Property Management Fee payable monthly, which on an annual basis shall not exceed 4.5% of the Gross Revenues from Properties payable to the Management Agent) consultants, managers and other agents employed directly by the Company or by the Advisor at the Company's request for the account of the Company;

                 (f) Expenses connected with the acquisition, disposition, leasing and ownership of investments, including to the extent not paid by others, but not limited to, legal fees and other expenses of professional services, maintenance, repair and improvement of property and brokerage and sales commissions, expenses of maintaining and managing Real Property equity interests (including the fees and charges of the Management Agent);





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

                 (g) All insurance costs incurred in connection with the Company;

                 (h) Expenses connected with payments of dividends or interest or distributions in cash or any form made or caused to be made by the Board of Directors to holders of securities of the Company;

                 (i) All expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

                 (j)      Transfer agent and registrar's fees and charges; and

                 (k) Expenses relating to any office or office facilities maintained by the Company separate from the office or offices of the Advisor.

         14. Reimbursement by Advisor. On or before the 15th day after the completion of the annual audit of the Company's financial statements for each Fiscal Year, the Advisor will reimburse the Company for the amount, if any, by which the Total Operating Expenses of the Company for such Fiscal Year exceeded the greater of: (a) 2% of the total of the Company's Average Invested Assets for such Fiscal Year; or (b) 25% of the Net Income for such Fiscal Year; provided, however, that the Company may instead permit such reimbursements to be effected by a reduction in the amount of the monthly payments of compensation under Section 9(a) hereof during the balance of the Fiscal Year next following the Fiscal Year with respect to which such reimbursement is to be made; and provided, further, that only so much of such excess need be reimbursed as the Board of Directors, including a majority of the Independent Directors of the Company, shall determine should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors as may have occurred. Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceeded 2% of Average Invested Assets or 25% of Net Income, whichever is greater, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher Total Operating Expenses were justified.

         15. Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor or an Affiliate of the Advisor from engaging in any other business or activity including the rendering of services and investment advice with respect to real estate investment opportunities to any other person or entity and the management of other investments (including the investments of the Advisor and its Affiliates).

         Directors, officers, employees and agents of the Advisor or of Affiliates of the Advisor may serve as directors, officers, employees or agents of the Company, but shall receive no compensation (other than reimbursement for expenses) from the Company for such service.

         16. Term; Termination of Agreement. This Agreement will continue in force until October 13, 1995, subject to successive one-year renewals with the mutual consent of the parties including an affirmative vote of a majority of the Independent Directors. Each extension shall be executed in writing by both parties hereto before the expiration of this Agreement or of any extension thereof.

         Notwithstanding any other provision of the Agreement to the contrary, either the Company or the Advisor may terminate this Agreement, or any extension hereof, or the parties by mutual consent or a majority of the Independent Directors may do so, in each case upon 60 days written notice without cause or penalty. In the event of the termination of the Agreement, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the advisory function.

         If this Agreement is terminated pursuant to this Section, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 19.

         If this Agreement is terminated for any reason other than the merger of the Advisor into the Company as described in Section 12, all obligations of the Advisor and its Affiliates to offer property to the Company for purchase, as described in Section 2(a), shall also terminate.

         17. Assignments. The Company may terminate this Agreement in the event of its assignment by the Advisor except an assignment to a successor organization which acquires substantially all of the property and carries on the affairs of the Advisor, provided that following such assignment the persons who controlled the operations of the Advisor immediately prior thereto shall control the operations of the successor organization, including the performance of its duties under this Agreement; however, if at any time subsequent to such assignment such persons shall cease to control the operations of the successor organization, the Company may thereupon terminate this Agreement. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, trust or other organization which is a successor to the Company. Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

         18. Default, Bankruptcy, etc. At the option solely of the Company, this Agreement shall be terminated immediately upon written notice of termination from the Board of Directors to the Advisor if any of the following events occurs:

                 (a) The Advisor violates any provisions of this Agreement and after notice of such violation shall not cure such default within 30 days; or

                 (b) A court of competent jurisdiction enters a decree or order for relief in respect of the Advisor in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Advisor or for any substantial part of its property or orders the winding up or liquidation of the Advisor's affairs; or

                 (c) The Advisor commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Advisor or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

                 The Advisor agrees that if any of the events specified in subsections (b) and (c) of this Section 18 occur, it will give written notice thereof to the Company within seven days after the occurrence of such event.

         19. Action Upon Termination. The Advisor shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder, but shall be paid all compensation accruing to the date of termination. Subject to the provisions of Section 12, the Advisor shall forthwith upon a termination caused by factors other than the listing for trading of the Shares on a national stock exchange or market:

                 (a) Pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                 (b) Deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

                 (c) Deliver to the Board of Directors all property and documents of the Company then in the custody of the Advisor; and

                 (d) Cooperate with the Company and take all reasonable steps requested by the Company to assist the Board of Directors in making an orderly transition of the Advisory function.

         20. Change of Name. The Company recognizes that the name and mark "Inland" have established prestige and goodwill and have acquired valuable secondary meanings in the real estate and related industries and in the mind of the public. The Company desires to associate itself with and benefit from the "Inland" name, and in consideration of the grant by the Advisor and its Affiliates of a perpetual royalty-free license to the Company (which license has been authorized), subject to the conditions set forth in this Section 20, to use the name and mark "Inland" in connection with a real estate investment trust throughout the United States, its territories and possessions, the Company agrees that:

                 (a) The value of the "Inland" name cannot be reasonably and adequately compensated for in damages in action at law, and unauthorized use of the "Inland" name will cause irreparable injury and damage to the Advisor and its Affiliates. The Advisor or its Affiliates shall be entitled as a matter of right to injunctive relief to prevent to the use of the "Inland" name by the Company in the event of the circumstances described in Subsection (d) below.

                 (b) The Company agrees to use the "Inland" name and mark in a manner which will protect the right of the Advisor and its Affiliates therein and such use shall be as licensee for the account and benefit of the Advisor and its Affiliates. To the extent any rights in the name or mark "Inland" are deemed to accrue to the Company, the Company hereby assigns any and all such rights to the Advisor and its Affiliates at such time as they may be deemed to accrue.

                 (c) Nothing contained in this Agreement shall be construed an assignment or grant to the Company of any right, title or interest in or to the name or mark "Inland" or any other trademarks, trade names or related service marks, insignias, logos, designs and color schemes, it being understood that all rights relating thereto are reserved by the Advisor and its Affiliates, except for the license hereunder to the Company of the rights to use the name or mark as specifically and expressly provided herein. The Company agrees to cooperate fully and in good faith with the Advisor and its Affiliates, at the expense of the Advisor and its Affiliates, in securing and preserving the rights of the Advisor and its Affiliates in and to the name and mark "Inland" and to assist the Advisor and its Affiliates in executing and causing to be recorded such documents as may be necessary or desirable to evidence, protect and implement the rights of the Advisor and its Affiliates pursuant to this Agreement.

                 (d) At such time as the Advisor is no longer providing services to the Company pursuant to this Agreement or otherwise, the Board of Directors will, upon the request of the Advisor and its Affiliates, promptly cause the name of the Company to be changed in perpetuity to a name which does not include any reference to the name "Inland" or any successor thereof. Without limiting the generality of the foregoing, upon termination of this Agreement by either party, the Board of Directors will promptly cause the name of the Company to be changed in perpetuity to a name which does not include any references to the name "Inland" or any successor thereof.

         21. Amendments. This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise provided herein.

         22. Successors and Assigns. This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

         23. Governing Law. The provisions of this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Maryland as at the time in effect.

         24.     Liability and Indemnification.

                 (a) The Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and, without limiting the generality of the foregoing, in accordance with
         Section 2-418 of the Maryland General Corporation Law, indemnify and pay or reimburse reasonable expenses to the Advisor and its Affiliates, provided, that: (A) the Advisor or other party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (B) the Advisor or other person seeking indemnification was acting on behalf of or performing services on the part of the Company; (C) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party; and (D) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.

                 (b) The Company shall not indemnify the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
         (C) a court of competent jurisdiction approves a settlement if the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

                 (c) The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:
         (A) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (B) the legal action is initiated by a third party and a court of competent jurisdiction specifically approves such advancement; and (C) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in which such party would not be entitled to indemnification.

         25. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given and shall be given by being delivered at the following addresses of the parties hereto:

                                  The Company and/or the Board of Directors:

                                  Inland Monthly Income Fund III, Inc.
                                  2901 Butterfield Road
                                  Oak Brook, Illinois  60521

                                  The Advisor:

                                  Inland Real Estate Advisory Services, Inc.
                                  2901 Butterfield Road
                                  Oak Brook, Illinois  60521

         Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

         26. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        INLAND MONTHLY INCOME FUND III, INC.



                                        By: _______________________________
                                        Title: ____________________________



                                        ADVISOR: __________________________

                                        INLAND REAL ESTATE ADVISORY
                                        SERVICES, INC.



                                        By: _______________________________
                                        Title: ____________________________






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